UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2020

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2020, Ritchie Bros. Auctioneers Incorporated (the “Company”) announced the appointment of James Kessler, 47, as the Company’s Chief Operations Officer effective May 11, 2020. Mr. Kessler will hold the office of Chief Operations Officer and will serve until his resignation or removal in accordance with the terms of his employment agreement. Mr. Kessler most recently held the position of President of Emerging Business for Caliber Collision since 2019. Prior to Caliber from 2017 to 2019, Mr. Kessler held the role of Chief Operation Officer at Abra Auto Body & Glass LP, a leading national damaged vehicle repair company. Prior to ABRA from 2013 to 2016, Mr. Kessler was the President, Chief Operations Officer and Chief Financial Officer of vRide, a van pool sharing platform acquired by Enterprise Holdings. Mr. Kessler began his career with Pep Boys Automotive, where he held officer-level positions in accounting, finance, merchandising and operations. Mr. Kessler holds an undergraduate degree and a Master’s in Business Administration with a concentration in finance, both from Saint Joseph’s University.

A copy of the press release announcing Mr. Kessler’s appointment is attached as Exhibit 99.1 to this report.

In connection with Mr. Kessler’s appointment as Chief Operations Officer, Ritchie Bros. Auctioneers (Canada) Ltd. (the “Employer”) and Mr. Kessler entered into an employment agreement (the “Employment Agreement”) on May 1, 2020, with a commencement date of May 11, 2020 (the “Commencement Date”). Under the terms of the Employment Agreement, Mr. Kessler is entitled to: (i) an annual base salary of $500,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 75% of his base salary consistent with the terms of the Company’s Short-Term Incentive Bonus Plan (the “STI Plan”); and (iii) an annual long-term incentive grant with a target amount equal to 200% of his base salary to be comprised of 50% in performance share units (“PSUs”) and 50% in stock options. The performance share units will vest on the third anniversary of their grant date based on pre-established performance criteria, and the options, if any, will vest in three equal installments on the first, second and third anniversaries of the grant date. Mr. Kessler’s STI Bonus for 2020 will be pro-rated to his actual term of service in 2020.

In addition, Mr. Kessler will be eligible for a one-time grant of performance share units with a value of USD$2,000,000 on the Commencement Date (the “Sign-On PSUs”). The Sign-On PSUs will cliff vest in March 2023, on the same date as PSUs granted to other executives as part of the normal 2020 grant cycle.

The Employer will also reimburse Mr. Kessler for up to $15,000 in 2020 for professional services fees incurred in the negotiation of the Employment Agreement and related tax planning and compliance, and up to $5,000 per annum thereafter.

The Employer may terminate Mr. Kessler for “cause,” as defined in the Employment Agreement, without any payment in lieu thereof, with at least 30 days’ notice in certain circumstances, subject to a cure period of 15 days. Mr. Kessler may terminate his employment for “good reason,” as defined in the Employment Agreement by delivery of written notice to the Employer within the 60 day period commencing upon the occurrence of good reason, subject to a cure period of 30 days. Mr. Kessler may also resign his employment under the Employment Agreement with three months’ notice.

If Mr. Kessler’s employment is terminated without “cause”, Mr. Kessler will be entitled to:

•	eighteen months base salary, plus eighteen months target STI Bonus;
•	all equity awards will be governed by the terms of the relevant plan;
•	an STI Bonus for the year of termination, pro-rated through the date of termination; and
•	continued extended health and dental benefits coverage at active employee rates until the earlier of the first anniversary of the termination of his employment or the date on which he begins new full-time employment.

The Employment Agreement provides that none of the foregoing payments will be made unless Mr. Kessler must sign, and not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

Under the Employment Agreement, Mr. Kessler is prohibited from soliciting an employee of Employer to leave his or her employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination, regardless of the reason for such termination or the party effecting it. Further, the Employment Agreement prohibits Mr. Kessler from competing against the Employer in Canada and the United States for a period of 12 months following termination. The Employment Agreement also prohibits Mr. Kessler from disclosing confidential information relating to the Employer.

Contemporaneously with entry into the Employment Agreement, the Employer and Mr. Kessler entered into a change of control agreement (the “Change of Control Agreement”). For purposes of the Change of Control Agreement, a “change of control” means:

•	a person, or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the Company’s voting shares;
•	a person, or group of persons acting jointly or in concert, holding at least 25% of the Company’s voting shares and being able to change the composition of the Company’s board of directors by having the person’s, or group of persons’, nominees elected as a majority of the board of directors;
•	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or
•	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company (a “Business Combination”), unless following such Business Combination the Company beneficially owns all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

The Change of Control Agreement is triggered upon a “double trigger” event, which requires a change of control and either (i) termination by the Employer without “cause” or within two years following a change of control, or (ii) termination by Mr. Kessler for “good reason” upon a change of control or within one year following a change of control. Following a double-trigger event, Mr. Kessler would be entitled to a lump sum cash amount equal to the aggregate of one and one-half times base salary, one and one-half times Mr. Kessler’s then STI Bonus target, one and one-half times the annual premium cost that would be incurred by the Employer to continue to provide to Mr. Kessler all health, dental and life insurance benefits provided immediately before his termination, any earned and unpaid base salary and vacation pay to the termination date, and an amount calculated by dividing by 365 Mr. Kessler’s target bonus under the STI for the fiscal year during which termination occurs, and multiplying by the number of days completed in the fiscal year as of the termination date. In addition, all outstanding stock options and all PSUs held by Mr. Kessler will continue in accordance with the applicable plans. The Change of Control Agreement also provides that no payments will be made unless Mr. Kessler signs within 60 days of the termination date, and does not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

Mr. Kessler has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Kessler does not have a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	News release, dated May 4, 2020 issued by Ritchie Bros. Auctioneers Incorporated
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

EXHIBIT INDEX

Exhibit Number	Description
99.1	News release, dated May 4, 2020 issued by Ritchie Bros. Auctioneers Incorporated
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020	Ritchie Bros. Auctioneers Incorporated

	By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary